UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 20, 2015

Motors Liquidation Company GUC Trust

(Exact Name of Registrant as Specified in Charter)

Delaware	1-43	45-6194071
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Wilmington Trust Company, as trust administrator and trustee Attn: David A. Vanaskey Jr., Vice President Rodney Square North 1100 North Market Street Wilmington, Delaware	19890-1615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 636-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Results of Operations and Financial Conditions.

Pursuant to the Amended and Restated Motors Liquidation Company GUC Trust Agreement dated as of June 11, 2012 and between the parties thereto, as amended (the “GUC Trust Agreement”), Wilmington Trust Company, acting solely in its capacity as trust administrator and trustee of the Motors Liquidation Company GUC Trust (the “GUC Trust Administrator”), is required to file certain GUC Trust Reports (as such term is defined in the GUC Trust Agreement) with the Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). In addition, pursuant to that certain Bankruptcy Court Order Authorizing the GUC Trust Administrator to Liquidate New GM Securities for the Purpose of Funding Fees, Costs and Expenses of the GUC Trust and the Avoidance Action Trust, dated March 8, 2012, the GUC Trust Administrator is required to file certain quarterly variance reports as described in the third sentence of Section 6.4 of the GUC Trust Agreement (the “Budget Variance Report”) with the Bankruptcy Court.

On January 20, 2015, the GUC Trust Administrator filed the GUC Trust Report required by Section 6.2(c) of the GUC Trust Agreement together with the Budget Variance Report, each for the fiscal quarter ended December 31, 2014. In addition, the Motors Liquidation Company GUC Trust announced that no distribution in respect of its Units (as such term is defined in the GUC Trust Agreement) is anticipated for the fiscal quarter ended December 31, 2014.

A copy of the Bankruptcy Court filing is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Bankruptcy Court Filing

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2015

MOTORS LIQUIDATION COMPANY GUC TRUST

By: Wilmington Trust Company, not in its individual capacity, but solely in its capacity as trust administrator and trustee of the Motors Liquidation Company GUC Trust

By:	/s/ David A. Vanaskey
Name:	David A. Vanaskey
Title:	Vice President of Wilmington Trust Company

EXHIBIT INDEX

Exhibit No.	Description

99.1	Bankruptcy Court Filing

4